Exhibit 99.5

Reconciliation of GAAP Financial Measures to Non-GAAP Financial
Measures in Exhibit 20 of the Hillenbrand Industries, Inc. Form 8-K Dated
January 8, 2003 Reporting on the Fourth Quarter and Fiscal 2002 Financial Results

All dollars presented below are stated in millions.

The first paragraph of the Consolidated Fourth Quarter section of the Exhibit 20 Financial News Release discussed the following non-GAAP financial measure:

	Q4 2002	Q4 2001

GAAP net revenues	$575	$503
13th month of European sales	(19)

Non-GAAP fourth quarter net revenues	$556	$503

Change	$53

Percentage change	10.5%

The first paragraph of the Consolidated Fiscal Year 2002 section of the Exhibit 20 Financial News Release discussed the following non-GAAP financial measure:

	12 Months Ended 9/30

	2002	2001

GAAP net revenues	$2,147	$2,144
Forethought net capital losses	57
13th month of European sales	(19)
Sale of Narco Medical		(17)
Exit of certain product lines		(12)

Non-GAAP fourth quarter net revenues	$2,185	$2,115

Change	$70

Percentage change	3.3%

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